SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549
FORM 8-K
CURRENT REPORT

Pursuant to Section 13 or 15(d) of
the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): January 19, 2014

COLUMBUS MCKINNON CORPORATION
(Exact name of registrant as specified in its charter)

NEW YORK
(State or other jurisdiction of incorporation)

0-27618	16-0547600
(Commission File Number)	(IRS Employer Identification No.)

140 JOHN JAMES AUDUBON PARKWAY, AMHERST, NEW YORK	14228-1197
(Address of principal executive offices)	(Zip Code)

Registrant's telephone number including area code: (716) 689-5400

_________________________________________________

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 5.02	DEPARTURE OF DIRECTORS OR PRINCIPAL OFFICERS; ELECTION OF DIRECTORS; APPOINTMENT OF PRINCIPAL OFFICERS.

On January 19, 2014, the Board of Directors (the “Board”) of Columbus McKinnon Corporation (the “Company”) appointed R. Scott Trumbull to its Board.

Mr. Trumbull is the Chairman and Chief Executive Officer of Franklin Electric Company, Inc. (NASDAQ: FELE). He joined the Board of Franklin Electric in 1998 and was elected Chief Executive Officer of the company in December, 2002. Mr. Trumbull began his career at Owens-Illinois in 1972, progressively advancing through various operational and leadership positions ultimately to the role of Executive Vice President and Chief Financial Officer. He currently serves on the Board of Directors of Health Care REIT, Inc., which he joined in 1999.

Mr. Trumbull will stand for re-election at the July, 2014 annual meeting of stockholders. He was also appointed to the Board’s Audit Committee and Compensation and Succession Committee.

The Board has determined that Mr. Trumbull satisfies the definition of “independent director” and the requirements for service on the Board’s Audit Committee under the NASDAQ listing standards. The Audit Committee consists solely of independent directors.

Mr. Trumbull will participate in the Company’s standard outside director compensation program. Pursuant to this program, each member of the Board, who is not an employee of the Company, receives an annual retainer of $100,000, payable $55,000 in cash and the remainder in stock. In addition to the annual retainer, directors who are not employees of the Company receive 1,300 restricted stock units annually which vest over 3 years. The Chairman and Committee Chairs receive additional fees, which are not applicable to Mr. Trumbull. Also, the directors receive reimbursement of the expenses they incur in attending all board and committee meetings.

On January 21, 2014, the Company issued a press release announcing the appointment of Mr. Trumbull to the Board. A copy of the press release is filed with this Form 8-K as Exhibit 99.1.

Item 9.01	FINANCIAL STATEMENTS AND EXHIBITS.

(d)  Exhibits.

EXHIBIT NUMBER	DESCRIPTION

99.1	Press Release dated January 21, 2014

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned thereunto duly authorized.

COLUMBUS McKINNON CORPORATION

By:	/s/ Gregory P. Rustowicz
Name:	Gregory P. Rustowicz
Title:	Vice President and Chief
Financial Officer (Principal Financial Officer)

Dated:  January 22, 2014

EXHIBIT INDEX

EXHIBIT NUMBER	DESCRIPTION

99.1	Press Release dated January 21, 2014